SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

Cox Radio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12187	58-1620022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6205 Peachtree Dunwoody Road Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 645-0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Preliminary First Quarter Results

On April 14, 2009, Cox Radio filed an amendment to its Transaction Statement on Schedule 13E-3 under cover of a Schedule TO/A. This amendment included preliminary operating results for the quarter ended March 31, 2009. These preliminary results are subject to review by management and by our independent registered public accounting firm. In addition, the preliminary results do not include reclassifications and other adjustments made in the ordinary course of preparing GAAP financial statements for filing as part of our quarterly report on Form 10-Q. Actual reported results will differ from these preliminary results, possibly materially, but these preliminary results represent the best information available to us at this time.

The following table sets forth preliminary summary consolidated financial data at and for the three months ended March 31, 2009, historical balance sheet data derived from the audited financial statements filed with our annual report on Form 10-K for the year ended December 31, 2008 and historical statement of income data derived from the unaudited financial statements filed with our quarterly report on Form 10-Q for the quarter ended March 31, 2008.

	March 31, 2009	December 31, 2008
	(In millions)
Balance sheet data (end of period):
Cash and cash equivalents	$(1.9)	$0.6
Intangible assets, net(1)	1,118.9	1,119.0
Total assets	1,270.9	1,292.1
Total debt (including amounts due to/from Enterprises)	384.4	398.7
Shareholders’ equity	649.2	646.7

	Three Months Ended March 31,
	Preliminary 2009	2008
	(In millions)
Statements of income data:
Net revenues(2)	$75.5	$97.8
Cost of services (exclusive of depreciation and amortization shown below)(3)	24.4	23.6
Selling, general and administrative	36.4	40.3
Corporate general and administrative	4.0	6.0
Depreciation and amortization	2.6	2.7
Other(4)	0.1	0.1

Operating income	8.0	25.1
Interest expense	(1.3)	(3.9)
Other:
Operating cash flow	$11.4	$31.4
EBITDA	10.6	27.9

(1)	Includes FCC licenses, goodwill and other intangible assets.
(2)	Total revenues less advertising agency commissions.
(3)	Includes costs incurred by Radio’s technical, programming and news departments, which represent all costs of services (exclusive of depreciation and amortization).
(4)	Comprised of losses on sales of assets.

Non-GAAP Financial Measures

We utilize certain financial measures that are not calculated in accordance with GAAP to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that: (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

The non-GAAP financial measures used here are EBITDA and operating cash flow. EBITDA is defined as operating income plus depreciation and amortization, impairment of intangible assets and net losses on sales of assets. Operating cash flow is defined as EBITDA plus long-term incentive plan expense.

Management believes that EBITDA and operating cash flow provide management useful data to evaluate our overall financial condition and operating results. Management also believes that these measures are useful to an investor in evaluating our performance because they are commonly used financial analysis tools for measuring and comparing media companies. EBITDA and operating cash flow should not be considered as alternatives to operating income or net income as an indicator of our financial performance. Operating cash flow should not be considered an alternative to net cash provided by operating activities as a measure of liquidity. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

The following table reconciles operating income to EBITDA and operating cash flow, each a non-GAAP financial measure:

	Three Months Ended March 31,
	Preliminary 2009	2008
	(In millions)
Operating income	$8.0	$25.1
Adjustments:
Depreciation and amortization	2.6	2.7
Impairment of intangible assets	—	—
Net losses on sale of assets	—	0.1

EBITDA	$10.6	$27.9
Long-term incentive plan expense	0.8	3.5

Operating cash flow	$11.4	$31.4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COX RADIO, INC.

Date: April 14, 2009	By:	/s/ Charles L. Odom
	Name:	Charles L. Odom
	Title:	Chief Financial Officer